UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2021

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	GALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2021, Galectin Therapeutics Inc. (the “Company”) and Richard E. Uihlein entered into a loan agreement in the aggregate of twenty million dollars ($20,000,000) (the “Loan Agreement”) to be funded in two closings and evidenced by two separate unsecured convertible promissory notes. The first of the two promissory notes was also executed and delivered on September 17, 2021, (the “September 2021 Note”) to evidence the first loan in the principal amount of ten million dollars. The second closing under the Loan Agreement for the remaining ten million dollars will occur on or before December 17, 2021.

The September 2021 Note has a maturity date of September 17, 2025 and is convertible into the Company’s common stock at a conversion price equal to $8.64 per share at the option of the noteholder, which is 228% of the closing price of our stock on September 16, 2021. The September 2021 Note bears interest at the rate of two percent (2%) per annum, compounded annually, and accrues additional interest at a rate of two and one-half percent (2.5%) per quarter (the “Additional Interest”) beginning on the date of issuance of the September 2021 Note and ending on the maturity date; provided however, that such Additional Interest is payable if and only if the noteholder elects to convert the entire balance of the September 2021 Note into the Company’s common stock.

The terms of the second note will be the same as the terms provided under the September 2021 Note except that the conversion price will be the greater of 228% of the closing price of our common stock the day prior to the second closing or $5.00, whichever is greater.

Under the terms of the Loan Agreement, the Line of Credit Letter Agreement (the “Line of Credit”) for $10 million between the Company and Richard E. Uihlein, dated December 19, 2017, and most recently amended on January 11, 2019, which by its terms would otherwise expire on December 31, 2021, will be terminated upon closing of the second $10 million unsecured convertible loan in December 2021. Currently there are no borrowings under the Line of Credit.

The foregoing description of the Loan Agreement and September 2021 Note do not purport to be complete and the terms of the Loan Agreement and September 2021 Note are subject to, and qualified in their entirety by reference to the Loan Agreement and September 2021 Note, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Note as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

Item 8.01 Other Items.

On September 21, 2021, Galectin Therapeutics Inc. (the “Company) issued the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

10.1	Loan Agreement, dated September 17, 2021

10.2	Unsecured Convertible Promissory Note, dated September 17, 2021

99.1	Press release, dated September 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

Date: September 21, 2021	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer